                                                             EXHIBIT 99. (H) (1)

                          EXPENSE LIMITATION AGREEMENT

          This EXPENSE LIMITATION AGREEMENT is made as of the 1st day of July, 2001 by and between BT INVESTMENT FUNDS, a Massachusetts Business trust (the "Trust"), CASH MANAGEMENT PORTFOLIO, TREASURY MONEY PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO, CAPITAL APPRECIATION PORTFOLIO, ASSET MANAGEMENT PORTFOLIO and BT INVESTMENT PORTFOLIOS, each a New York trust (each a "Portfolio Trust" and, collectively, the "Portfolio Trusts"), DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the "Adviser"), and INVESTMENT COMPANY CAPITAL CORPORATION, a Maryland corporation (the "Administrator"), with respect to the following:

          WHEREAS, the Adviser serves as the Trust's Investment Adviser pursuant to Investment Advisory Agreements dated December 29, 2000 and April 27, 2001, the Adviser serves as the Portfolio Trusts' Investment Adviser pursuant to Investment Advisory Agreements dated March 8, 2001 and April 30, 2001, and the Administrator serves as the Trust's and Portfolio Trusts' Administrator pursuant to Administration and Services Agreements dated July 1, 2001 (collectively, the "Agreements").

          NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

          1. The Adviser and Administrator agree to waive their fees and/ or reimburse expenses to the extent necessary so that the ordinary annual operating expenses for each of the Trust's series or classes set forth on Exhibit A, as may be amended from time to time, (each a "Fund") do not exceed the percentage of average daily net assets set forth on Exhibit A for the 16 month period from such Fund's fiscal year end. For the purposes of this Agreement, ordinary operating expenses for a Fund generally consist of costs not specifically borne by the Adviser, Administrator or a Fund's principal underwriter, including investment advisory fees, administration and services fees, fees for necessary professional services, amortization of organizational expenses and costs associated with regulatory compliance and maintaining legal existence and shareholder relations, but excluding: (a) transactions costs (such as brokerage commissions and dealer and underwriter spreads); (b) interest charges on fund borrowings; (c) taxes; (d) litigation and indemnification costs; and (e) extraordinary expenses. Extraordinary expenses are those that are unusual or expected to recur only infrequently, including, but not limited to (i) expenses of the reorganization, restructuring or merger of a Fund or class or the acquisition of all or substantially all of the assets of another fund or class;
                    (ii) expenses of holding, and soliciting proxies for, a meeting of shareholders of a Fund or class (except to the extent relating to routine items such as the election of trustees or the approval of independent public accountants); and (iii) expenses of converting to a new custodian, transfer agent or other service provider.

          2. This Agreement shall be effective as to each Fund as of the date the Fund commences operations after this Agreement shall have been approved by the Board of Trustees of the Trust with respect to that Fund and, unless sooner terminated as provided herein, shall continue in effect as to such Fund for successive 16 month periods from such Fund's fiscal year end, provided such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees of the Trust. Upon the termination of any of the Agreements, this Agreement shall automatically terminate with respect to the affected Fund.

          3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "1940 Act") shall

                                                               EXHIBIT 99.(H)(1)

                    be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

                                        BT INVESTMENT FUNDS CASH MANAGEMENT
                                        PORTFOLIO TREASURY MONEY PORTFOLIO
                                        INTERNATIONAL EQUITY PORTFOLIO CAPITAL
                                        APPRECIATION PORTFOLIO ASSET MANAGEMENT
                                        PORTFOLIO BT INVESTMENT PORTFOLIOS


Attest: /s/ Amy M. Olmert               By:   /s/ Daniel O. Hirsch
        -------------------------             ----------------------------------
        Name: Amy M. Olmert                   Name: Daniel O. Hirsch
                                              Title: Secretary


                                        DEUTSCHE ASSET MANAGEMENT, INC.


Attest: /s/ Amy M. Olmert               By:   /s/ Richard T. Hale
        -------------------------             ----------------------------------
        Name: Amy M. Olmert                   Name:  Richard T. Hale
                                              Title: Vice President


                                        INVESTMENT COMPANY CAPITAL CORPORATION


Attest: /s/ Amy M. Olmert               By:   Richard T. Hale
        -------------------------             ----------------------------------
        Name: Amy M. Olmert                   Name:  Richard T. Hale
                                              Title: President

                                    Exhibit A

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                                                               EXHIBIT 99.(H)(1)

                                                   Ordinary Fund Operating
                                                            Expenses
                                                 (as a percentage of average
Fund                                                   daily net assets)

Cash Management Fund Investment                             0.75%
Tax Free Money Fund Investment                              0.75%
NY Tax Free Money Fund Investment                           0.75%
Treasury Money Fund Investment                              0.75%
International Equity Fund - Investment Class                1.50%
International Equity Fund - Class A                         1.50%
International Equity Fund - Class B                         2.25%
International Equity Fund - Class C                         2.25%
Mid Cap Fund - Investment Class                             1.25%
Mid Cap Fund - Institutional Class                          1.00%
Lifecycle Short Range Fund - Investment Class               1.00%
Lifecycle Mid Range Fund - Investment Class                 1.00%
Lifecycle Long Range Fund - Investment Class                1.00%
Small Cap Fund - Investment Class                           1.25%
PreservationPlus Income Fund                                1.25%
Quantitative Equity Fund - Investment Class                 0.90%
Quantitative Equity Fund - Institutional Class              0.65%
Global Equity Fund - Institutional Class                    1.15%
Global Equity Fund - Class A Shares                         1.40%
Global Equity Fund - Class B Shares                         2.15%
Global Equity Fund - Class C Shares                         2.15%

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                                                               EXHIBIT 99.(H)(1)

                                    Exhibit A
                            As Revised: July 29, 2002

                                                   Ordinary Fund Operating
                                                           Expenses
                                                 (as a percentage of average
Fund                                                  daily net assets)

Lifecycle Short Range Fund - Investment Class               1.00%
Lifecycle Mid Range Fund - Investment Class                 1.00%
Lifecycle Long Range Fund - Investment Class                1.00%